Exhibit 3.21

ARTICLES OF ORGANIZATION

OF

Motion Pictures Promotions LLC

Under Section 203 of the Limited Liability Company Law

The Undersigned, desiring to form a Limited Liability Company under and pursuant to the laws of the State of New York, does hereby certify:

FIRST: The name of the Limited Liability Company is: Motion Pictures Promotions LLC (the “Company”).

SECOND: The office of the Company shall be in the County of New York within the State of New York.

THIRD: The Company shall not have a specific date of dissolution in addition to the events of dissolution set forth in Section 701 of the New York Limited Liability Company Law.

FOURTH: The Secretary of State of the State of New York is designated as the agent of the Company upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any such process served upon him is c/o Van Wagner Communications, 800 Third Avenue, 28th Floor, New York, NY 10022, Attn: Steve Pretsfelder.

FIFTH: No member is to be liable in their capacity as member for all or specified debts, obligations or liabilities of the limited liability company as authorized pursuant to Section 609 of the Limited Liability Company Law (“LLC Law”).

SIXTH: The Company is to be managed by one of more managers. A manager of the Company need not be a member.

SEVENTH: The Company shall have the power to indemnify, to the fullest extent permitted by the LLC Law, as amended from time to time, all persons whom it is permitted to indemnify pursuant thereto.

IN WITNESS WHEREOF, the undersigned has hereunto executed these Articles of Organization for the Limited Liability Company on the 20th day of May, 2011 and affirms that the statements herein are true under the penalties of perjury.

/s/ Anne Pitter
Anne Pitter, Organizer

ARTICLES OF ORGANIZATION

OF

Motion Pictures Promotions LLC

Under Section 203 of the Limited Liability Company Law

Filed By:

Hartman & Craven LLP

488 Madison Avenue

New York, New York 10022

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

Albany, NY 12231

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

                                 Motion Pictures Promotions LLC

(Insert name of Domestic Limited Liability Company)

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: Motion Pictures Promotions LLC If the name of the limited liability company has been changed, the name under which it was organized is:

SECOND: The date of filing of the articles of organization is: 5/23/2011

THIRD: (set forth each amendment in a separate paragraph providing the subject matter and full text of each amended provision) The amendment effected by this certificate of amendment is as follows:

Paragraph 1 of the Articles of Organization relating to Name of the company is hereby amended to read as follows:

First: The name of the limited liability company is: Motion Picture Promotions, LLC

X	Jeff Dudwoire
(Signature)

Jeff Dudwoire
(Type or print name)

Authorized Person
(Title or capacity of signer)

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

                              Motion Pictures Promotions LLC

(Insert name of Domestic Limited Liability Company)

Under Section 211 of the Limited Liability Company Law

Filed by:	Hartman & Craven LLP
(Name)

488 Madison Avenue
(Mailing address)

New York, NY 10022
(City, State and Zip code)

NOTE: This form was prepared by the New York State Department of State for filing a certificate of amendment of a domestic limited liability company. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal supply stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee made payable to the Department of State.

(For office use only.)